UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2007

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

Viacom Inc. (“Viacom” or the “Company”) announced today that Robert Bakish was assuming the position of President, MTV Networks International and relinquishing his position as an Executive Vice President of Viacom. As a result, as of January 1, 2007, Mr. Bakish is no longer an executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: January 5, 2007

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